Exhibit J (i)

                               Consent of Auditors

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Commonwealth Australia/New Zealand Fund, Commonwealth Japan Fund, Commonwealth Global Fund and Commonwealth Real Estate Securities Fund, each a series of shares of beneficial interest of Commonwealth International Series Trust, of our report dated December 28, 2004 on the financial statements and financial highlights included in the October 31, 2004 Annual Report to the Shareholders of the above referenced fund.

      We further consent to the references to our firm under the headings "Financial Highlights Information " in the Prospectus and in the Statement of Additional Information, including under the headings "Financial Information" and "Other Information/ Independent Registered Public Accounting Firm ".

                                            BRIGGS, BUNTING & DOUGHERTY, LLP

                                            /s/ Briggs, Bunting & Dougherty, LLP


Philadelphia, Pennsylvania
February 25, 2005